Exhibit 99.1



FOR IMMEDIATE RELEASE


Sherry Lytle
Vice President Corporate Communications
856-346-8309

Jim Harrison
Vice President Investor Relations
856-346-8207



              AMERICAN WATER WORKS COMPANY COMPLETES ACQUISITION
                            OF AZURIX NORTH AMERICA

           Combined Company To Provide Full Range of Water Resource
                Management Services Throughout U.S. and Canada

VOORHEES, NJ - November 7, 2001 -- American Water Works Company, Inc. (NYSE:AWK) announced today that it has successfully completed the acquisition of Azurix North America and Azurix Industrial Corp. at a purchase price of $141.5 million plus the assumption of $6.1 million in debt. This acquisition strengthens American Water's position as a premier provider of water resource management services in the U.S. and Canada.

"Completion of this acquisition is a significant milestone in American Water's history as it propels the company beyond its historical focus as a regulated water utility service provider," said J. James Barr, President and CEO of American Water. "The additional talent and diversity of services acquired through this transaction are key elements in American Water's growth strategy."

Azurix North America was a wholly-owned subsidiary of Azurix Corp. and provides a broad range of water and wastewater services, including operations and maintenance, engineering, carbon regeneration, underground infrastructure rehabilitation and residuals management. The company has completed projects in 41 U.S. states and Canadian provinces, employs approximately 1,050 people and reported revenues in 2000 of $157 million.

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Azurix Industrials Corp., also a former subsidiary of Azurix Corp., provides water and wastewater related technical, operation and maintenance services to industrial markets. The company reported revenues of $3.5 million for 2000.

After accounting for initial transition costs, the acquisition is expected to be accretive to American Water's earnings per share and cash flow in its first full year.


About American Water

With annual revenues of $1.5 billion, American Water Works Company is the nation's largest publicly traded enterprise devoted exclusively to the water and wastewater business. Its 6,300 associates provide ongoing water resource management services to businesses and communities in 27 U.S. states and 3 Canadian provinces. More information can be found on the Web at www.amwater.com.

Forward looking statements in this report, including, without limitation, statements relating to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. These factors include, among others, the following: the success of pending applications for rate increases, inability to obtain, or to meet conditions imposed for, regulatory approval of pending acquisitions, weather conditions that tend to extremes of temperature or duration; availability, terms and development of capital; business abilities and judgment of personnel; changes in, or the failure to comply with governmental regulations, particularly those affecting the environment and water quality; competition; success of operating initiatives, advertising and promotional efforts; existence of adverse publicity or litigation; changes in business strategy or plans; quality of management; general economic and business conditions; and other factors described in filings of the Company with the SEC. The Company undertakes no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise.


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